FOR IMMEDIATE RELEASE

The Jones Group Inc.

Investor Contact:

John T. McClain, Chief Financial Officer

The Jones Group Inc.

(212) 642-3860

Media Contacts:

Joele Frank and Sharon Stern

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

THE JONES GROUP INC. PRICES OFFERING OF $100 MILLION OF 6.875% SENIOR NOTES DUE 2019

NEW YORK— September 20, 2012 — The Jones Group Inc. (“Jones”) (NYSE: JNY) today announced that it has priced a public offering of $100 million in aggregate principal amount of its 6.875% Senior Notes due 2019. The notes will be issued at 103.5% of par value, providing a yield to maturity of 6.210%. Interest will be paid semi-annually on the 15th day of March and September beginning March 15, 2013. These notes will be issued as additional notes under the indenture pursuant to which Jones issued $300 million in aggregate principal amount of its 6.875% Senior Notes due 2019 on March 7, 2011. The additional notes will be treated as a single series with, and will have the same terms as, the existing 2019 notes and will be fungible with the existing 2019 notes. The offering will be made under an effective shelf registration statement filed with the U.S. Securities and Exchange Commission. The proceeds of the offering will be used for general corporate purposes.

Citigroup, J.P. Morgan, BofA Merrill Lynch, SunTrust Robinson Humphrey and Wells Fargo Securities will serve as Joint Book-Running Managers on this transaction. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities. The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the SEC’s website at www.sec.gov or by contacting Citigroup at the following address: Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 or by calling the following toll-free number: (800) 831-9146.

About The Jones Group Inc.

The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with product expertise in apparel, footwear, jeanswear, jewelry and handbags. The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent. The Company also markets directly to consumers through branded specialty retail and outlet stores, through concessions at upscale department stores and through its e-commerce sites.

The Company’s internationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Kurt Geiger, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, Brian Atwood (L), Boutique 9, Easy Spirit, Carvela, Gloria Vanderbilt, l.e.i., Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Miss KG, Kasper, Energie, Evan-Picone, Le Suit, Mootsies Tootsies, Grane, Erika, Napier, Jessica Simpson (L), Givenchy (L), Judith Jack, Albert Nipon, Pappagallo and Rafe (L).

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company’s expected financial position, business and financing plans are forward-looking statements. The words “believes,” “expects,” “plans,” “intends,” “anticipates” and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including:

•	those associated with the effect of national, regional and international economic conditions;

•	lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

•	the tightening of the credit markets and the Company’s ability to obtain capital on satisfactory terms;

•	given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;

•	the performance of the Company’s products within the prevailing retail environment;

•	customer acceptance of both new designs and newly-introduced product lines;

•	the Company’s reliance on a few department store groups for large portions of the Company’s business;

•	the Company’s ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;

•	the integration of the organizations and operations of any acquired businesses into the Company’s existing organization and operations;

•	consolidation of the Company’s retail customers;

•	financial difficulties encountered by the Company’s customers;

•	the effects of vigorous competition in the markets in which the Company operates;

•	the Company’s ability to attract and retain qualified executives and other key personnel;

•	the Company’s reliance on independent foreign manufacturers, including political instability in countries where contractors and suppliers are located;

•

changes in the costs of raw materials, labor, advertising and transportation, including the impact such changes may have on the pricing of the Company’s products and the resulting impact on consumer acceptance of the Company’s products at higher price points;

•	the Company’s ability to successfully implement new operational and financial information systems; and

•	the Company’s ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company’s expectations can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company’s other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.